SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report(Date of earliest event reported): March 6, 1998



                          POMEROY COMPUTER RESOURCES, INC.

               (Exact name of registrant as specified in its charter)


       Delaware                           0-20022             31-1227808

       (State or other jurisdiction                 (Commission
                 (IRS Employer
          of incorporation)                         file number)
            Identification No.)




                       1020 Petersburg Road, Hebron, KY 41048

                      (Address of principal executive offices)


          Registrant's telephone number, including area code (606)586-0600


















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       Item 5.   Other Events


                 On March 6, 1998, the Company signed a definitive agreement to purchase certain assets and assume certain liabilities of Combined Business Systems, Inc., a network integrator located in Richmond, Virginia. A copy of the press release issued by the Company regarding the acquisition is filed herewith as Exhibit 99.3.


       Item 7.        Exhibits


                 99.3 Press Release dated March 6, 1998


                                     SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          POMEROY COMPUTER RESOURCES, INC.




       Date: March 16, 1998               By: /s/ Stephen E. Pomeroy

                                          Stephen    E.    Pomeroy,    Chief
                                          Financial Officer





















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                                                                 Exhibit 99.3


          For Immediate Release                   For more information:
                                        Addie W. Rosenthal (606) 586-0600,
          ext. 1424


             POMEROY COMPUTER ACQUIRES VIRGINIA-BASED COMPUTER INTEGRATOR

          Hebron, KY: March 6, 1998: Pomeroy Computer Resources, Inc.,

          (NASDAQ symbol _PMRY_),  today announced the acquisition of

          Commercial Business Systems, Inc., (CBS) a Richmond, Virginia-based network integrator.



          In addition to its Richmond headquarters, CBS has facilities in the

          Charleston and Morgantown, West Virginia areas. For the year ended

          October 31, 1997 CBS recorded revenues of $4.3 million.



          States Chief Financial Officer Stephen E. Pomeroy, _Commercial is a

          very well managed organization and has done an excellent job of providing professional computer integration services to their customer base. As a result, more than 40% of their total revenues are services-related.  Geographically, this acquisition complements our current West Virginia location and adds coverage to the state of Virginia._



          Pomeroy Computer  Resources is one of the country's five largest network integrators, as calculated by Network VAR magazine,  and including this transaction has 29 regional facilities in Alabama,

          Florida, Georgia,  Indiana, Iowa, Kentucky, North Carolina, Ohio,

          Oklahoma, South Carolina, Tennessee, Texas, Virginia and West



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          Virginia. For the year ended January 5, 1998, the Company reported revenues in excess of $491 million.



          The Company declined to disclose purchase specifics.



                                         -end-













































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